Michael Johnson & Co., LLC.
Certified Public Accountants
9175 East Kenyon Ave., Suite 100
Denver, Colorado 80237


April 12, 2001


Time Lending, California, Inc.


The above named CPA firm consents to the inclusion in the registration statement on Form SB-2 of the audited financial statements for Time Lending, California, Inc. for the month of July, 2000 and to the inclusion of the audited financial statements of Time Financial Services, Inc. for the fiscal years ended June 30, 2000 and 1999.


/s/ Michael B. Johnson
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Michael B. Johnson
President